Exhibit 99.1 INDEPENDENT BANK CORP. Parent of Rockland Trust Company Shareholder Relations NEWS RELEASE 288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson President and CEO (781) 982-6660 Denis K. Sheahan Chief Financial Officer and Treasurer (781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES
QUARTERLY DIVIDEND

        Rockland, MA (September 11, 2003) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.13 per share dividend which will be payable on October 10, 2003, to stockholders of record as of the close of business on September 26, 2003.

        Independent Bank Corp.‘s sole bank subsidiary, Rockland Trust Company, currently has $2.4 billion in assets, 52 retail branches, seven commercial lending centers and three Investment Management Offices located in Plymouth, Barnstable, Norfolk and Bristol counties of southeastern Massachusetts. For more information, visit www.rocklandtrust.com.

###